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                                                                     EXHIBIT (c)

                             JOINT FILING STATEMENT

      The undersigned agrees that (i) the Schedule 13D relating to the common stock, $.01 par value, of Elcom International, Inc. has been adopted and filed on behalf of each of them, (ii) all future amendments to such Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, and (iii) the provisions of Rule 13d-1(k) (1) under the Securities Exchange Act of 1934, as amended, apply to each of them.

      The person(s) signing this statement certifies that:

      - None of such person(s) or, to the knowledge of such person(s), any controlling person of such person or any executive officer or director of such person or any controlling person of such person has, during the last five years, been convicted in any criminal proceeding (excluding traffic violations or similar misdemeanors).

      - None of such person(s) or, to the knowledge of such person(s), any controlling person of such person or any executive officer or director of such person or any controlling person of such person was during the last five years a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and, as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

      R.M. Thornborough is hereby designated and authorized to receive notices and communications from the Securities and Exchange Commission with respect to the subject Schedule 13D and any amendments there to filed pursuant to this statement.

      This statement may be terminated with respect to the obligations to file jointly future amendments to the subject Schedule 13D as to any of the undersigned upon such person(s) giving written notice thereof to each of the other parties hereto, at the principal office thereof. This statement may be executed in counterparts.

March 6, 2006


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